SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA







                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP



The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated March 30, 2001 on the consolidated financial statements of ThinkPath.com Inc. (the Company) formerly known as IT Staffing Ltd. included in its Annual Report on Form 10-KSB being filed by the Company, for the fiscal year ended December 31, 2000.




Toronto, Ontario
April 3, 2001                                             Chartered Accountants







1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663